CONSENT OF COUNSEL

     I hereby consent both to the reference to my name under the heading "Legal Matters" in this Post-Effective Amendment to the Registration Statement on Form S-6 filed with the Securities and Exchange Commission by The Guardian Insurance & Annuity Company, Inc. on behalf of The Guardian Separate Account B and to the filing of this consent as an exhibit to said Amendment.

                           /s/ RICHARD T. POTTER, JR.
                           --------------------------
                             RICHARD T. POTTER, JR.
                                    COUNSEL

New York, New York
April 25, 2001